UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 26, 2007 (December 18, 2007)

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-27723 (Commission File Number)	77-0270079 (I.R.S. Employer Identification Number)

1143 Borregas Avenue
 Sunnyvale, California 94089
 (408) 745-9600
 (Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 18, 2007, upon the recommendation of the Corporate Governance and Nominations Committee of the Board of Directors (the “Board”) of SonicWALL, Inc. (the “Company”), the Board elected Clark Masters to serve on the Board effective immediately until his successor is elected and qualified or until his earlier resignation or removal.  A copy of the press release issued by the Company announcing the election of Mr. Masters to the Board is furnished herewith as Exhibit 99.1.

Mr. Masters is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Masters a party to any transaction, or series or transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Masters is currently the President and Chief Executive Officer of Astute Networks, an early stage developer of high performance networked storage solutions, located in San Diego, California.  Prior to joining Astute Networks, he was chairman and president of Sun Microsystems Federal, Inc., a wholly owned subsidiary of Sun Microsystems and executive vice president of Global Industry Sales.  He had previously served as executive vice president and general manager of Sun’s Enterprise Systems Products Group.

Before joining Sun Microsystems in 1996, Mr. Masters held various positions at Cray Research including vice president and general manager of its business systems unit, vice president of development and vice president of manufacturing.  Prior to joining Cray Research, Mr. Master held various technical positions at Floating Point Systems Computing and at NCR Corporation.

Mr. Masters will participate in the Company’s non-employee director compensation arrangements.  Pursuant to those arrangements, Mr. Masters will receive, among other things, annual cash compensation of $25,000 for his service as a member of the Board, $1,000 for attendance in person at each Board meeting and $500 for attendance at Board meetings attended by telephone.  Additionally, Mr. Masters received an initial grant of an option to purchase 25,000 shares of the Company’s common stock priced at the closing price of our common stock on December 18, 2007 and on the date of each annual meeting of the Company’s shareholders beginning with the 2008 annual meeting, Mr. Masters will automatically be granted an additional option to purchase 20,000 shares of the Company’s common stock.  The equity grants made to Mr. Masters, consistent with the policy adopted by the Board on July 29, 2004, provide for full vesting one (1) year after the grant date and have an option exercise period after the director ceases to be a non-employee director of two (2) years.  Pursuant to the current policy adopted by the Board on July 29, 2004, the grants provide for full acceleration of vesting of non-vested option shares if within twelve (12) months following certain changes in control of our Company, the director ceases to serve as a member of our Board other than upon voluntary resignation, death or disability or removal for cause.

Mr. Masters was not immediately appointed to serve on any committees of the Board.  When those appointments are made, Mr. Masters will also be eligible to receive an annual retainer and meeting fees for service on such committees of the Board in accordance with current Company policy.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBIT

(d) Exhibits

Exhibit
Number	Description
99.1*	Text of press release issued by SonicWALL, Inc., dated December 19, 2007

*	This exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonicwall, Inc.
Date: December 26, 2007	By:	/s/ Robert D. Selvi
Robert D. Selvi
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1*	Text of press release issued by SonicWALL, Inc., dated December 19, 2007

*	This exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.